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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   August 17, 1999
                                                    ---------------



                          BOSTON LIFE SCIENCES, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                                      0-6533                              87-0277826
-----------------------                               ------                     ----------------------------

(State or other jurisdiction of                    (Commission                (I.R.S. Employer Identification No.)
 incorporation or organization)                       File No.)

137 Newbury Street
8th Floor
Boston, Massachusetts                                                    02116
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(Address of principal executive offices)                                Zip Code


Registrant's telephone number, including area code   (617)  425-0200
                                                    -----------------
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Item 5.  Other Events.
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On August 17, 1999, the Company reported financial results for the three and six month periods ended June 30, 1999. For the second quarter ended June 30, 1999, the Company reported a net loss of $1,636,042 or $0.11 per common share compared to a loss of $1,735,448 or $0.13 per common share for the quarter ended June 30, 1998. For the six month period ended June 30, 1999, the Company reported a net loss, including non-cash preferred stock preferences of $4,240,000, of $7,954,827 or $0.56 per common share compared to a loss of $3,383,353 or $0.26 per common share for the same period in 1998. Reported cash, cash equivalents and investments were $12,904,119 at June 30, 1999.

The Company also reviewed progress in the development of its technologies during the first half of 1999 including:

1. Use in Attention Deficit Hyperactivity Disorder multiplies Altropane(TM) market potential. The Company plans to enter Altropane(TM) into development for use in the diagnosis of Attention Deficit Hyperactivity Disorder (ADHD). An analysis of its ADHD pilot study performed under a Physician's Sponsored Investigational New Drug application generated highly successful results. In that study, patients with previously confirmed ADHD showed significant abnormal elevation in the number of dopamine transporters versus normal patients when scanned with Altropane(TM). The Company believes that the potential market for an ADHD imaging agent is five to ten times that of Parkinson's Disease, and that with both markets, Altropane(TM) could prove to be one of the biggest radio-imaging agent ever introduced to the market.

2. Latest results establish premier anti-angiogenic position for Troponin I. The Company reported that in the most recent experiment this year, Troponin I scored a dramatic 95% reduction in total volume of metastases in animals injected with human sarcoma (a very aggressive type of cancer) versus the untreated group. The Company believes that this degree of suppression of metastatic tumor burden has not previously been achieved with experimental anti-angiogenic therapy. The Company also announced that an analog (fragment) of Troponin I appears to have approximately 10 times the in vitro activity of Troponin, and appears therefore to have great advantages in dosage, solubility and purification.

3. CNS regeneration and cytokine regulation programs generate unprecedented advances. The Company reported that experiments completed in its central nervous system regeneration program had demonstrated regeneration of severed axons within the optic nerve, which has potential relevance in the treatment of glaucoma, a major eye disease. In another animal model, substantial re-growth of axons in the pyramidal tract of injured spinal cords was achieved. The Company also stated that partnering discussions were in progress in its transcription factor and gene vector programs. The Company hopes to co-develop two gene therapy products, and at least four small molecule inhibitors for the treatment of autoimmune disease, allergies, cancer and AIDS within these programs.

Statements made above regarding the expected timing and results of clinical trials, schedules of IND, NDA, and other regulatory submissions, discussions with potential partners, submissions to scientific publications, the timing of product introductions, the market size for the Company's products and possible advantages with respect to ease of manufacturing, potency and dosage are forward looking statements and, as such, involve risks and uncertainties by which actual results may vary materially from these expectations. Meaningful factors that may affect these results include: results of scientific data from clinical trials; delays in the regulatory or development processes; the ability to obtain intellectual property protection, the outcome of discussions with potential partners, market acceptance of the Company's products and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission.

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Item 7.  Exhibits.
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The following Exhibits are filed as part of this report on Form 8-K:

        99.1 Press Release, dated August 17, 1999.

                                       2
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        BOSTON LIFE SCIENCES, INC.


Dated:  August 18, 1999                 By:   /s/ Joseph Hernon
                                        ---------------------------
                                        Joseph Hernon
                                        Chief Financial Officer

                                       3
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                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX


 Exhibit No.                                                               Pages
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    99.1       Press Release, dated August 3, 1999                         5 - 7

                                       4